POWER OF ATTORNEY

         The undersigned, as Chairman of the Board of Trustees, Trustee, principal executive officer and principal financial and accounting officer, of State Street Research Financial Trust ("Trust"), a Massachusetts business trust, hereby constitutes and appoints Francis J. McNamara, III and Darman A. Wing as the true and lawful attorneys of the undersigned, with full power to each of them alone to sign for the undersigned, in the name and in the capacity of the undersigned indicated below, any Registration Statements and any and all amendments thereto of the Trust filed with the Securities and Exchange Commission and generally to do all such things in the name and in the indicated capacity of the undersigned as are required to enable the Trust to comply with provisions of the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming the signature of the undersigned as it has been and may be signed by said attorneys to said Registration Statements, and any and all amendments thereto.

         IN WITNESS WHEREOF, executed the 29th day of June, 2000.

Signature                          Capacity
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/s/ Gerard P. Maus                 Chairman of the Board of Trustees, Trustee,
------------------                 principal executive officer and principal
Gerard P. Maus                     financial and accounting officer